EXHIBIT 99.1

ChoiceOne Financial Reports Second Quarter 2022 Results

Sparta, Michigan - July 27, 2022 - ChoiceOne Financial Services, Inc. ("ChoiceOne", NASDAQ:COFS), the parent company for ChoiceOne Bank, reported financial results for the quarter ended June 30, 2022.

Financial Highlights

● ChoiceOne reported net income of $5,615,000 and $11,143,000 for the three and six months ended June 30, 2022, compared to $5,043,000 and $11,281,000 for the same periods in 2021.

● Diluted earnings per share were $0.75 and $1.49 in the three and six months ended June 30, 2022, compared to $0.65 and $1.45 per share in the same periods in the prior year.

● Core loans, which exclude Paycheck Protection Program (“PPP”) loans, held for sale loans, and loans to other financial institutions, grew organically by $60.7 million or 23.8% on an annualized basis during the second quarter of 2022 and $184.9 million or 20.7% since the end of the second quarter in 2021.

● Total deposits grew $257.8 million or 13.7% from June 30, 2021 to June 30, 2022, while interest expense has only increased 3.5% for the first six months of 2022 as compared to the same period in 2021.

● ChoiceOne announces it is in process of opening a loan production office in Oakland County, MI.  It is intended that this location will host both commercial and mortgage lenders.

"ChoiceOne continues to see strong organic core loan growth, as core loans grew organically by $60.7 million or 23.8% on an annualized basis in the second quarter of 2022 and $184.9 million or 20.7% since the end of the second quarter in 2021,” said Kelly Potes, Chief Executive Officer.  "We have invested in both talent and technology, and our pipeline continues to be strong with customers that value our expertise and experience over rates.  We have funded this increase in core loans using on balance sheet liquidity.  The value of our bank is not in the rates offered, but in the relationships and trust we have built over time with both clients and employees.  This serves us well as we navigate a new interest rate environment. "

Total assets as of June 30, 2022, declined $16.6 million as compared to March 31, 2022, and increased $239.3 million compared to June 30, 2021.  Deposits in the second quarter were relatively flat primarily due to the seasonality of ChoiceOne's municipal clients and some modest deposit runoff as ChoiceOne has held deposit rates through the rapidly rising rate environment.  Despite the 13.7% growth in deposits since June 30, 2021, ChoiceOne has been able to maintain relatively low deposit costs, with an increase in interest expense of only 3.5% for the first six months of 2022 compared to the first six months of 2021.  Interest expense has increased primarily due to the issuance of $32.5 million in subordinated debt that was completed in the third quarter of 2021. Core loans grew organically by $60.7 million during the second quarter of 2022, driven by commercial loan growth of $42.0 million and retail home loan growth of $16.5 million. ChoiceOne recently launched a new five-year adjustable-rate mortgage product targeting high quality borrowers in our market area.  This loan product is expected to bolster our retail loan portfolio for the remainder of 2022, as the market demand for this product has increased.  Loans to other financial institutions increased by $37.4 million during the second quarter of 2022. Loans to other financial institutions is comprised of a warehouse line of credit to facilitate mortgage loan originations and rates fluctuate with the national mortgage market.  During the three months ended June 30, 2022, $6.7 million of PPP loans were forgiven resulting in $283,000 of fee income.  $1.8 million in PPP loans and $68,000 in deferred PPP fee income remains outstanding as of June 30, 2022.  Management expects the remaining PPP loans to be forgiven by the end of 2022.  Interest income increased $4.1 million in the first half of 2022 compared to the first half of 2021.  Driving this increase was an increase of $3.5 million in securities interest income in the first half of 2022 compared to the first half of 2021 due to a higher average balance.  The $574,000 increase in loan interest income was primarily a result of higher loan balances and $1.2 million of accretion income from acquired loans partially offset by a decrease in PPP fee income.

ChoiceOne had no provision for loan losses expense for the six months ended June 30, 2022, as management has seen declining deferrals and very few past due loans.  At June 30, 2022, the allowance for loan losses represented 0.69% of total loans.  The remaining credit mark on acquired loans from the mergers with County Bank Corp. and Community Shores Bank Corporation totaled $3.1 million as of June 30, 2022.  If the credit mark associated with the loans acquired in the mergers were added to the allowance for loan losses, the allowance for loan losses would have represented 0.97% of total loans excluding loans held for sale on June 30, 2022.

Shareholders’ equity totaled $166.5 million as of June 30, 2022, down from $228.5 million as of June 30, 2021, primarily due to an increase in the after-tax net unrealized loss on securities available for sale resulting from higher market interest rates. ChoiceOne Bank remains “well-capitalized” with a total risk-based capital ratio of 12.7% as of June 30, 2022, compared to 13.7% at June 30, 2021.  No shares of common stock were repurchased during the second quarter of 2022; however, ChoiceOne may strategically repurchase shares of common stock in the future depending on market and other conditions.

Total noninterest income declined $3.1 million in the first half of 2022 compared to the first half of 2021.  Total noninterest income in 2021 was bolstered by heightened levels of refinancing activity within ChoiceOne's mortgage portfolio, with gains on sales of loans $2.2 million larger than in the first six months of 2022.  Customer service charges increased $488,000 in the first half of 2022 compared to the first half of 2021 as prior year service charges were depressed by the effects of the COVID 19 pandemic.  The market value of equity securities declined during the first half of 2022 compared to the first half of 2021 consistent with general market conditions.  Equity investments include local community bank stocks and Community Reinvestment Act bond mutual funds.  During the second quarter, ChoiceOne liquidated $31.5 million in securities resulting in a $427,000 realized loss, in order to redeploy the funds into higher yielding loans and reduce the risk of extension on certain fixed income securities which include a call option.

Total noninterest expense increased $1.2 million in the first half of 2022 compared to the first half of 2021.  The increase is related to an increase in salaries and wages due to new commercial loan production and wealth management staff.  This investment in people will increase expenses short term but is expected to drive long term value to ChoiceOne through the building of new relationships.  Other expenses have also increased in the first half of 2022 compared to the same period in the prior year due to an increase to our FDIC insurance related expenses and other expenses.  ChoiceOne continues to monitor expenses and looks to improve our efficiency through automation and use of digital tools.

Potes further commented, “I am happy to announce that we will be expanding into Oakland County with a loan production office.  It is intended that this office will house both commercial and mortgage lenders and will help us continue to build quality customer relationships in a growing market.”

About ChoiceOne

ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan and the parent corporation of ChoiceOne Bank. Member FDIC. ChoiceOne Bank operates 35 offices in parts of Kent, Lapeer, Macomb, Muskegon, Newaygo, Ottawa, and St. Clair counties. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. For more information, please visit Investor Relations at ChoiceOne’s website at choiceone.com.

Forward-Looking Statements

This release may contain forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "predicts," "projects," "may," "could," "look forward," "continue", "future" and variations of such words and similar expressions are intended to identify such forward looking statements. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne Financial Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021.

For Further Information:

Adom Greenland

Senior Vice President & CFO

(616) 887 - 2334

IR@ChoiceOne.com

Condensed Balance Sheets
(Unaudited)

(In thousands)	6/30/2022	3/31/2022	6/30/2021
Cash and Cash Equivalents	$40,296	$89,976	$95,318
Securities Available for Sale	582,987	657,887	871,964
Securities Held to Maturity	429,675	429,918	-
Loans Held For Sale	10,628	13,450	12,884
Loans to Other Financial Institutions	37,422	-	-
Loans, Net of Allowance For Loan Losses	1,073,973	1,019,805	996,637
Premises and Equipment	29,122	29,678	29,615
Cash Surrender Value of Life Insurance Policies	43,774	43,520	33,128
Goodwill	59,946	59,946	59,946
Core Deposit Intangible	3,358	3,660	4,610
Other Assets	49,024	28,938	16,830

Total Assets	$2,360,205	$2,376,778	$2,120,932

Noninterest-bearing Deposits	$578,927	$565,657	$527,964
Interest-bearing Deposits	1,559,577	1,579,944	1,352,771
Borrowings	7,000	-	2,642
Subordinated Debt	35,140	35,078	3,140
Other Liabilities	13,101	4,981	5,894

Total Liabilities	2,193,745	2,185,660	1,892,411

Common stock and paid-in capital, no par value; shares authorized: 12,000,000; shares outstanding: 7,503,072 at June 30, 2022, 7,489,812 at March 31, 2022, and 7,692,537 at June 30, 2021.	171,804	171,492	176,323
Retained earnings	59,728	55,988	45,352
Accumulated other comprehensive income (loss), net	(65,072)	(36,362)	6,846
Shareholders' Equity	166,460	191,118	228,521

Total Liabilities and Shareholders’ Equity	$2,360,205	$2,376,778	$2,120,932

Condensed Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
(In Thousands, Except Per Share Data)	6/30/2022	6/30/2021	6/30/2022	6/30/2021
Interest Income
Loans, including fees	$12,523	$11,565	$24,821	$24,247
Securities and other	5,143	3,854	10,319	6,827
Total Interest Income	17,666	15,419	35,140	31,074

Interest Expense
Deposits	996	839	1,779	1,719
Borrowings	381	72	751	159
Total Interest Expense	1,377	911	2,530	1,878

Net Interest Income	16,289	14,508	32,610	29,196
Provision for Loan Losses	-	166	-	416

Net Interest Income After Provision for Loan Losses	16,289	14,342	32,610	28,780

Noninterest Income
Customer service charges	2,353	2,134	4,542	4,054
Insurance and investment commissions	233	198	438	471
Gains on sales of loans	887	1,771	1,691	3,917
Gains (losses) on sales of securities	(427)	2	(427)	3
Gains on sales of other assets	1	(4)	172	1
Trust income	176	253	354	425
Earnings on life insurance policies	254	191	534	377
Change in market value of equity securities	(327)	(119)	(683)	489
Other income	280	306	655	595
Total Noninterest Income	3,430	4,732	7,276	10,332

Noninterest Expense
Salaries and benefits	7,537	6,999	15,143	14,167
Occupancy and equipment	1,518	1,498	3,143	3,053
Data processing	1,578	1,673	3,322	3,102
Professional fees	559	943	1,069	1,672
Core deposit intangible amortization	322	352	604	659
Other expenses	1,643	1,664	3,566	3,004
Total Noninterest Expense	13,157	13,129	26,847	25,657

Income Before Income Tax	6,562	5,945	13,039	13,455
Income Tax Expense	947	902	1,896	2,174

Net Income	$5,615	$5,043	$11,143	$11,281

Basic Earnings Per Share	$0.75	$0.65	$1.49	$1.45
Diluted Earnings Per Share	$0.75	$0.65	$1.49	$1.45

Other Selected Financial Highlights

(Unaudited)

	Quarterly
Earnings	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.	2021 3rd Qtr.	2021 2nd Qtr.
(in thousands except per share data)
Net interest income	$16,289	$16,321	$15,745	$15,700	$14,508
Provision for loan losses	-	-	-	-	166
Noninterest income	3,430	3,845	4,144	4,718	4,732
Noninterest expense	13,157	13,690	13,758	13,506	13,129
Net income before federal income tax expense	6,562	6,476	6,131	6,912	5,945
Income tax expense	947	948	1,119	1,163	902
Net income	5,615	5,528	5,012	5,749	5,043
Basic earnings per share	0.75	0.74	0.67	0.75	0.65
Diluted earnings per share	0.75	0.74	0.66	0.75	0.65

End of period balances	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.	2021 3rd Qtr.	2021 2nd Qtr.
(in thousands)
Gross loans	$1,129,439	$1,040,856	$1,068,832	$1,034,590	$1,017,472
Loans held for sale (1)	10,628	13,450	9,351	7,505	12,884
Loans to other financial institutions (2)	37,422	-	42,632	38,728	-
PPP loans (3)	1,758	8,476	33,129	61,192	109,898
Core loans (gross loans excluding 1, 2, and 3 above)	1,079,631	1,018,930	983,720	927,165	894,690
Allowance for loan losses	7,416	7,601	7,688	7,755	7,950
Securities available for sale	582,987	657,887	1,116,264	1,044,538	871,964
Securities held to maturity	429,675	429,918	-	-	-
Other interest-earning assets	9,532	62,945	9,751	30,383	64,407
Total earning assets (before allowance)	2,151,633	2,191,606	2,194,847	2,109,511	1,953,843
Total assets	2,360,205	2,376,778	2,366,682	2,277,180	2,120,931
Noninterest-bearing deposits	578,927	565,657	560,931	543,165	527,964
Interest-bearing deposits	1,559,577	1,579,944	1,491,363	1,468,985	1,352,771
Total deposits	2,138,504	2,145,601	2,052,294	2,012,150	1,880,735
Total subordinated debt	35,140	35,078	35,017	34,956	3,140
Total borrowed funds	7,000	-	50,000	-	2,642
Total interest-bearing liabilities	1,601,717	1,615,022	1,576,380	1,503,941	1,358,553
Shareholders' equity	166,460	191,118	221,669	225,055	228,521

Average Balances	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.	2021 3rd Qtr.	2021 2nd Qtr.
(in thousands)
Loans	$1,076,934	$1,037,646	$1,019,966	$1,021,326	$1,041,118
Securities	1,098,419	1,130,681	1,079,616	922,653	824,753
Other interest-earning assets	40,728	36,460	29,999	106,831	57,782
Total earning assets (before allowance)	2,216,081	2,204,787	2,129,581	2,050,810	1,923,653
Total assets	2,361,479	2,375,864	2,298,579	2,234,228	2,091,900
Noninterest-bearing deposits	578,943	553,267	556,214	545,251	529,359
Interest-bearing deposits	1,555,721	1,548,685	1,472,022	1,441,831	1,327,836
Total deposits	2,134,664	2,101,952	2,028,236	1,987,082	1,861,713
Total subordinated debt	35,095	35,342	35,674	9,154	3,123
Total borrowed funds	5,765	10,239	8,010	2,667	2,758
Total interest-bearing liabilities	1,596,581	1,594,266	1,515,706	1,453,652	1,333,717
Shareholders' equity	177,085	206,280	221,076	229,369	224,993

Performance Ratios	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.	2021 3rd Qtr.	2021 2nd Qtr.

Return on average assets	0.95%	0.93%	0.87%	1.03%	0.96%
Return on average equity	12.68%	10.72%	9.07%	10.03%	8.97%
Return on average tangible common equity	18.87%	14.85%	12.16%	13.28%	11.89%
Net interest margin (fully tax-equivalent)	3.02%	3.04%	3.04%	3.06%	3.02%
Efficiency ratio	61.43%	64.37%	66.15%	63.16%	64.70%
Full-time equivalent employees	380	376	374	358	362

Capital Ratios ChoiceOne Financial Services Inc.	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.	2021 3rd Qtr.	2021 2nd Qtr.

Total capital (to risk weighted assets)	13.8%	14.6%	14.4%	15.4%	14.0%
Common equity Tier 1 capital (to risk weighted assets)	11.0%	11.5%	11.3%	12.0%	12.9%
Tier 1 capital (to risk weighted assets)	11.3%	11.9%	11.6%	12.3%	13.3%
Tier 1 capital (to average assets)	7.5%	7.3%	7.4%	7.5%	8.0%

Capital Ratios ChoiceOne Bank	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.	2021 3rd Qtr.	2021 2nd Qtr.

Total capital (to risk weighted assets)	12.7%	13.3%	12.9%	13.4%	13.7%
Common equity Tier 1 capital (to risk weighted assets)	12.2%	12.8%	12.3%	12.8%	13.1%
Tier 1 capital (to risk weighted assets)	12.2%	12.8%	12.3%	12.8%	13.1%
Tier 1 capital (to average assets)	8.1%	7.9%	7.8%	7.8%	7.8%